Exhibit 99.1

Kubient and Adomni Announce Definitive Merger Agreement

NEW YORK, May 24, 2023 – Kubient, Inc. (NasdaqCM: KBNT, KBNTW) (“Kubient '' or the “Company”), a cloud-based software platform for digital advertising, and Adomni Inc. (“Adomni”) today announced they have entered into a definitive merger agreement, pursuant to which Adomni will merge with and into a wholly-owned subsidiary of Kubient (the “Merger”). The combined company will focus on growing and developing Adomni’s pre-existing programmatic advertising service and platform that delivers high-impact advertising campaigns via 725,000+ connected digital out of home screens across the world. Following the closing of the Merger, the combined company is expected to operate under the name “Adomni, Inc.”

The Merger is intended to allow Adomni to strengthen and diversify its advertising technology platform while also expanding its scope to address a much larger, growing digital ad market. Adomni is also poised to expand its product offering with enhanced features around artificial intelligence (“AI”) technology. Kubient’s AI product KAI will be harnessed to deliver better advertising campaigns via Adomni’s platforms. These include enhanced accuracy of fraud prevention via AI-powered algorithms, real-time data monitoring and analysis of incoming data, advanced pattern recognition within the data, brand protection from fraudulent media, and more.

About the Proposed Merger
Under the terms of the merger agreement, pending approval of the transaction by Kubient’s stockholders and Adomni’s stockholders and subject to customary closing conditions, Kubient will acquire 100% of the outstanding equity interests in Adomni, by means of a reverse triangular merger of a wholly-owned subsidiary of Kubient with and into Adomni, with Adomni surviving as a wholly-owned subsidiary of Kubient.  In connection with the closing of the Merger, Kubient is expected to change its name to “Adomni, Inc.”

Immediately following the closing of the Merger, the equity holders of Adomni are expected to own approximately 74% of the outstanding common stock of the combined company, and the equity holders of Kubient are expected to own approximately 26% of the outstanding common stock of the combined company. The merger agreement also provides that the equity holders of Adomni may receive additional shares of Kubient equal to 1%, 2% or 5% of the outstanding shares of Kubient on a fully diluted basis following the filing of Kubient’s annual report on Form 10-K for the 2023 fiscal year upon the achievement certain audited net revenue thresholds of Kubient for the 2023 fiscal year.

The Merger has been unanimously approved by the board of directors of each company and is expected to close in the second half of 2023.

Lake Street Capital Markets LLC is acting as the exclusive financial advisor and Akerman LLP is serving as legal counsel to Kubient. Perkins Coie LLP is serving as legal counsel to Adomni.

Management Commentary
“We are proud to merge the Kubient and Adomni teams, and look forward to rolling out our growth strategy as a combined entity,” said Jonathan Gudai, Adomni’s Chief Executive Officer. “Kubient’s team and tech stack is an excellent fit with our business and we believe it will play an important role in our overall growth strategy to broaden market diversification and extend the development of our platforms. By combining our  platform for Digital-Out-Of-Home with Kubient’s leadership team and knowledge in the realms of online digital advertising and connected television, we believe we can bring these elements together and deliver a truly omni-channel advertising and content experience. We believe the synergies between our companies will advance our strategic mission to deliver higher levels of ad-tech service globally.”

Paul Roberts, Kubient’s Founder and Chief Executive Officer, added: “We are very excited about what the combined strength of Kubient and Adomni will bring to the ad-tech industry, including both advertisers, and publishers. Following an extensive process of searching for the best possible partner, we are very encouraged to have arrived at this proposed merger with Adomni; we believe that Kubient has delivered its promise of providing stockholders with an initiative that brings our proprietary technology further to the forefront of the advertising market. We believe Kubient’s proprietary technology will provide Adomni’s customers with the benefit of enhanced product performance, and advanced solution capability as the company broadens its reach further into global markets. Together, we will build upon our core competencies and advance forward-thinking initiatives that play to our combined strengths. I’d like to take the chance to extend our gratitude and appreciation to our extraordinary employees, who’s hard work and commitment have brought Kubient to this point in our journey.”

Acquisition Conference Call Information
Kubient and Adomni will hold a conference call today at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the details of the Definitive Agreement.

Date: Wednesday, May 24, 2023
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
U.S. dial-in: 1-888-506-0062
International dial-in: 1-973-528-0011
Participant Access Code: 210517

Please call the conference telephone number 10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Kubient’s website.

A telephonic replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through June 7, 2023.

Toll-free replay number: 1-877-481-4010
International replay number: 1-919-882-2331
Replay ID: 48481

About Adomni
Adomni = advertise everywhere. The company was founded in 2015 with the vision to provide an online marketplace for brand marketers and ad agency media specialists to easily and quickly launch digital advertising campaigns in the real world. Today, Adomni’s connected screen inventory reaches a monthly audience of over one billion people across 37 digital screen types. Digital screen types range from outdoor placements such as digital billboards, urban panels and vehicle tops to indoor placements in high-traffic locations such as airports, bars and restaurants, gas stations, gyms and shopping malls.

Adomni’s ad planning and buying platform enables media planners and buyers to view inventory availability, transparently view pricing, target their ideal audience using its proprietary Audience IQ technology, and measure the performance impact of the ad campaign on the brand’s business goals via custom reports. The simplicity and ease of Adomni’s platform enables campaigns to be planned and launched in just minutes.

Adomni also owns and operates a consumer-facing platform called Shoutable. Shoutable specializes in putting user-generated-content (UGC) on digital billboards as the first direct-to-consumer marketplace that bridges social media with the physical world. In just minutes, anyone can choose a template, add their photo and text and make a credit card purchase for small amounts of space on digital billboards and other digital out of home screens. Brands are also able to sponsor Shoutable campaigns by providing custom templates for consumers to add their personal content and place a free order which is subsidized by the brand.

For additional information, please visit www.adomni.com or www.shoutable.me.

About Kubient
Kubient is a technology company with a mission to transform the digital advertising industry to audience-based marketing. Kubient’s next generation cloud-based infrastructure enables efficient marketplace liquidity for buyers and sellers of digital advertising. The Kubient Audience Marketplace is a flexible open marketplace for advertisers and publishers to reach, monetize and connect their audiences. The Company’s platform provides a transparent programmatic environment with proprietary artificial intelligence-powered pre-bid ad fraud prevention, and proprietary real-time bidding (RTB) marketplace automation for the digital out of home industry. The Audience Marketplace is the solution for brands and publishers that demand transparency and the ability to reach audiences across all channels and ad formats. For additional information, please visit https://kubient.com.

Additional Information about the Proposed Merger and Where to Find It
This communication relates to the proposed merger transaction involving Kubient and Adomni and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Kubient will file relevant materials with the United States Securities and Exchange Commission (the “SEC”), including a registration statement on Form S-4 that will contain a proxy statement (the “Proxy Statement”) and prospectus. This communication is not a substitute for the Form S-4, the Proxy Statement or for any other document that Kubient may file with the SEC and or send to Kubient’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF KUBIENT ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KUBIENT, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement and other documents filed by Kubient with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Kubient with the SEC will also be available free of charge on Kubient’s website at www.kubient.com, or by contacting Kubient Investor Relations at kubient@gatewayir.com. Kubient, Adomni and their respective directors and certain of their executive officers may be considered participants in the solicitation of proxies from Kubient’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Kubient is set forth in its proxy statement on Schedule 14A for its 2023 annual meeting of stockholders, filed with the SEC on April 26, 2023 and its Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on March 30, 2023. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests, which may differ from the interests of Kubient’s stockholders generally, will also be included in the Form S-4, the Proxy Statement and other relevant materials to be filed with the SEC when they become available.

No Offer or Solicitation
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of any vote or approval with respect to the proposed transaction or otherwise. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed merger; the combined company’s listing on The Nasdaq Capital Market after closing of the proposed merger; expectations regarding the ownership structure of the combined company; the expected executive officers and directors of the combined company; each company’s and the combined company’s expected cash position at the closing of the proposed merger and cash runway of the combined company; the future operations of the combined company; the nature, strategy and focus of the combined company; the location of the combined company’s corporate headquarters; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Kubient’s control. Kubient’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed merger are not satisfied, including the failure to timely obtain shareholder approval for the transaction, if at all; (ii) uncertainties as to the timing of the consummation of the proposed merger and the ability of each of Kubient and Adomni to consummate the proposed merger; (iii) risks related to Kubient’s ability to manage its operating expenses and its expenses associated with the proposed merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed merger; (v) the risk that as a result of adjustments to the exchange ratio, Kubient shareholders and Adomni stockholders could own more or less of the combined company than is currently anticipated; (vi) risks related to the market price of Kubient’s stock relative to the exchange ratio; (vii) unexpected costs, charges or expenses resulting from the transaction; (viii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed merger; (ix) the uncertainties associated with Adomni’s platform and technologies; (x) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance Adomni’s platform and technologies; and (xi) risks associated with the possible failure to realize certain anticipated benefits of the proposed merger, including with respect to future financial and operating results, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Kubient’s Registration Statement on Form S-1 filed with the SEC on December 21, 2020, and in other filings that Kubient makes and will make with the SEC in connection with the proposed merger, including the Proxy Statement described above under “Additional Information about the Proposed Merger and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Kubient expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Kubient Investor Relations
Gateway Investor Relations
Matt Glover and John Yi
T: 1-949-574-3860
Kubient@gatewayir.com